UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 22, 2008 (Date of earliest event reported)

Commission file number: 0-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina 56-1928817

(State or other jurisdiction of (I.R.S. Employer

incorporation or organization) Identification No.)

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

(Address of principal executive offices)

(Zip code)

(919) 468-0399

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On October 23, 2008, Charles & Colvard, Ltd. (the "Company") provided notice of "good cause" to Reeves Park, Inc. ("Reeves Park") to terminate the Manufacturing Agreement between Reeves Park and the Company dated March 14, 2008 and filed as Exhibit 10.111 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2008 (the "Agreement"), due to Reeves Park's repeated failure to make timely payments for moissanite shipped to Reeves Park. On November 22, 2008, the 30-day cure period provided by the Agreement expired and the Agreement was terminated.

Pursuant to the Agreement and the applicable terms and conditions thereto, the Company had agreed to sell to Reeves Park commercially reasonable amounts of moissanite, for use by Reeves Park in the manufacturing of fine jewelry featuring moissanite, at a then current price level not to exceed the Company's lowest price charged to any jewelry industry manufacturing customer of the Company worldwide.

Under the Agreement, the Company had agreed to, among other things: (i) fund at a certain rate all pre-approved, eligible advertising and promotional activities submitted to the Company by Reeves Park in which moissanite was being promoted or advertised as of July 1, 2007, subject to certain limitations; (ii) provide Reeves Park with any required training materials, marketing strategy and product positioning for moissanite; (iii) provide Reeves Park with certain reimbursement and product return benefits for any moissanite sold; (iv) provide quarterly stock rebalancing, subject to certain limitations; (v) deliver to Reeves Park all stock ordered for use in trunk shows on a consignment basis under separate written consignment agreements; and (vi) beginning April 1, 2008, provide Reeves Park a monthly summary of accounts receivable by age and charge interest on amounts past due.

Under the Agreement, Reeves Park had agreed to, among other things: (i) provide retail forecasting and reporting on a timely basis for all major programs that Reeves Park sold moissanite jewelry; (ii) remit to the Company, prior to shipment, an amount greater than 100% of the value of orders placed after the date of the Agreement (such payments made by Reeves Park were subject to a specified minimum quarterly amount); (iii) endeavor to protect all the Company's trademarks, copyrights and intellectual property; (iv) market Company created moissanite in accordance with the Company's Brand Identity Guidelines; and (v) use commercially reasonable efforts to ensure that its customers abided by the same guidelines.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

By: /s/ Neil Boss

Neil Boss

Controller

(Principal Financial Officer)

Date: November 26, 2008